} { Insider Trading Policy Effective Date: August 21, 2024 Printed copies are for reference only. Please refer to the electronic copy for the latest version. Introduction Federal and state securities laws make it illegal for anyone to trade in a company’s securities while in possession of material, non-public information relating to that company. This conduct is frequently referred to as “insider trading” and may result in civil or criminal penalties. As detailed in this Insider Trading Policy (this “Policy”), you are forbidden from trading, either personally or on behalf of others, on material non-public information or communicating material non-public information to others. It is important that you understand the breadth of activities that constitute illegal insider trading and the consequences, which can be severe. Cases have been successfully prosecuted against trading involving only a small number of shares, trading by family members and friends and trading by individuals through foreign accounts. Federal authorities are very effective at detecting inside trading and pursue violations vigorously. In addition, failure to comply with this Policy may result in disciplinary action, up to and including termination of employment. This Policy supersedes any previous policy of the Company concerning stock trading. In the event of any conflict or inconsistency between this Policy and any other materials previously distributed by the Company, this Policy shall govern. Questions regarding this Policy should be directed to the AFG General Counsel’s office, contact information for which is located at the end of this Policy. 1. Purpose The AFG Board of Directors has adopted this Policy to promote compliance with applicable securities laws and to provide you with procedures and guidelines for transactions in AFG securities and other public companies. 2. Applicability This Policy applies to all trading or other transactions in: (i) AFG securities, including common stock, options and any other securities that the Company may issue, such as preferred stock, notes, debentures, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company; (ii) in some instances, interests in the AFG Common Stock Fund in the AFG 401(k) Retirement and Savings Plan, as discussed in Section 7 (“Transactions Under Company-Sponsored Plans”) of this Policy below; and, (iii) the securities of certain other companies—such as our customers and suppliers— including common stock, options and other securities issued by those companies as well as puts, calls or other derivative instruments relating to any of those companies’ securities, where the person trading used information obtained while working for the Company. This Policy applies to all employees and officers of the Company and to all members of the AFG Board

} { 2 of Directors, as well as their respective Related Persons (as defined in Section 4C below). Section V below provides additional restrictions on trading AFG securities by directors, officers and other individuals designated as Covered Persons (as defined in Section 5A below). 3. Policy A. No trading in AFG securities while in possession of material non-public information. Neither you nor your Related Persons may purchase or sell, or offer to purchase or sell, any AFG security, whether or not issued by AFG, while in possession of material non-public information about the Company. The terms “material" and “non-public” are defined in Sections 4A and 4B below). B. No “tipping” information to others. Neither you nor your Related Persons, who know of any material non-public information about the Company, may communicate that information to (“tip”) any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization. Tippees can obtain material non- public information by receiving explicit tips from others or from unintentional disclosure through, among other things, conversations at social, business or other gatherings. C. Trading in Business Partners’ securities. Neither you nor your Related Persons may purchase or sell any security of any of the Company’s vendors, suppliers, customers, partners or other companies with whom AFG has a business relationship (collectively, “Business Partners”) while in possession of material non-public information about such Business Partner that was obtained in the course of your involvement with the Company. Likewise, neither you nor your Related Persons, who know of any such material non-public information, may communicate that information to, or tip, any other person, including family members and friends, or otherwise disclose such information without the express authorization of the AFG General Counsel. D. Contact the AFG General Counsel’s office with questions. You should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that you have reason to believe is material and non-public unless you first consult with, and obtain the advance approval of, the AFG General Counsel’s office, contact information for which is located at the end of this Policy. 4. Definitions A. What is “material” information? The materiality of information depends upon the circumstances. Information is considered “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the information is likely to affect the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security. Some examples of material information may include:  Unpublished earnings information and other financial or operational results or projections;  Significant unusual gains or losses, including write-downs in assets or changes in reserves;  Pending or proposed mergers, acquisitions, dispositions or other transactions;  Changes in dividend or share repurchase policies;  Public or private debt or equity offerings;  Significant changes in corporate objectives or business strategies;

} { 3  Major changes in accounting methods or policies;  Developments in significant litigation or investigations;  Changes in debt or financial strength ratings;  Cybersecurity incidents, including risks, vulnerabilities, and breaches; or  Major changes in executive management or the AFG Board of Directors. The above list is only illustrative and not exclusive; many other types of information may be considered material, depending on the circumstances. The materiality of particular information is subject to reassessment on a regular basis. If you are unsure whether particular non-public information is material, you should presume that it is material and consult with the AFG General Counsel’s office before disclosing such information or trading in AFG securities or any securities of any other company to which such information relates. B. What is “non-public” information? Information is “non-public” if it is not available to the general public. In order for information to be considered public, it must have been disclosed in AFG’s public filings with the Securities and Exchange Commission or widely disseminated through the media in a manner making it generally available to investors. Information may still be non-public even though it is widely known inside the Company. C. Who is a “Related Person”? For purposes of this Policy, a “Related Person” includes the spouse, minor children or anyone else living your household; partnerships in which you are or control the general partner; trusts of which you are a trustee; estates of which you are an executor; and any other legal entities controlled by you. Although your parent, adult child, sibling or other relative may not be considered a Related Person (unless living in the same household), a parent, adult child, sibling or other relative may be a “tippee” for securities laws purposes. (See Section 4B above.) You are responsible for your Related Persons’ compliance with this Policy. 5. Additional Requirements for Covered Persons: Trading Windows and Blackout Periods A. Who is a “Covered Person”? “Covered Persons” are individuals who are at an enhanced risk of possessing material non-public information and who therefore must exercise greater diligence to comply with insider trading prohibitions. This group includes all directors, officers and certain employees in a role that makes it likely they will have involvement with material non-public information. The list of Covered Persons is maintained by the General Counsel’s office. You will receive a quarterly memorandum from the General Counsel’s office if you are considered a Covered Person under this Policy. B. Trading Windows and Blackout Periods In addition to being subject to all of the other requirements in this Policy, Covered Persons and their Related Persons are subject to the following additional limitations: (i) Quarterly Blackout Periods. Trading in AFG securities is prohibited from (1) market closing on the date that is the last trading day of each quarter until (2) market open following one full day of trading after the release of AFG’s quarterly earnings. For example, if AFG publicly discloses its quarterly earnings after market close on a Tuesday, you may trade in AFG securities starting at market open on Thursday of that week, because a full trading day would have elapsed (all of Wednesday).

} { 4 (ii) Special Blackout Periods. From time to time, other types of material information regarding the Company (such as mergers, acquisitions or dispositions or other developments) may not be publicly disclosed. While such material information remains non-public, Covered Persons and other individuals with knowledge of such material, non-public information are prohibited from trading in AFG securities. You also must keep the existence of any special blackout period confidential. (iii) Trading windows are not “safe harbors” that ensure compliance with securities laws. You are responsible for your trades and should use good judgment at all times. Accordingly, even during open trading window periods, if you are in possession of material non-public information about the Company, you are prohibited from trading in AFG securities. C. Prohibition on Pledging and Hedging of AFG Securities Investing in AFG securities provides the holder with the opportunity to benefit from the Company’s long-term growth and stability. Certain forms of hedging or monetization transactions may offset a decrease, or limit your ability to profit from an increase, in the value of AFG securities you hold, enabling you to continue to own AFG securities without the full risks and rewards of ownership. AFG believes that such transactions separate the holder’s interests from those of other securityholders and may put the potential for personal gain in conflict with the Company and such other securityholders. As such, no Covered Persons or their Related Persons may engage in any hedging or monetization transactions, including without limitation by trading in put or call options, swaps, forwards and other derivatives or similar instruments on AFG securities, or by selling short AFG securities. The pledging of AFG common shares, including holding common shares in a margin account or pledged as collateral for a loan, is prohibited in the absence of obtaining pre-approval from the Chair of the Corporate Governance Committee. Such approval will be granted only if the individual can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities and/or after a determination that the number of shares that the individual proposes to pledge is unlikely to affect the market for the common shares when viewed in relation to the market value or trading volume. 6. 10b5-1 Plan Approval Requirement and Exception The trading restrictions in this Policy do not apply to transactions under a written plan, contract, instruction or arrangement under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), (i) that complies with the requirements of Rule 10b5-1, (ii) is entered into during an open trading window and at a time when the individual entering into the 10b5-1 Plan is not aware of material non-public information, and (iii) that such insider or their broker has sent to the AFG General Counsel (who will coordinate any additional departmental reviews) for review and approval of in advance of any trades being made. If you are considering entering into, modifying or terminating a 10b5-1 Plan or have any questions regarding approved Rule 10b5-1 Plans under this Policy, please contact the General Counsel’s office.

} { 5 7. Transactions Under Company-Sponsored Plans A. AFG Securities Underlying Awards This Policy’s trading restrictions do not apply to the extent the Company is required to withhold taxes in connection with the vesting or delivery of AFG securities underlying restricted stock units or other awards received under any of the Company’s incentive plans. This Policy’s trading restrictions do apply, however, to any market sale or other disposition of AFG securities received following the vesting of any restricted stock units or other awards under any of the Company’s incentive plans. B. Company-Sponsored Retirement Plans This Policy’s trading restrictions do not apply to purchases of AFG securities in the Company’s savings and deferral plans, including purchases in the AFG Common Stock Fund in the AFG 401(k) Retirement and Savings Plan and AFG securities purchased in the Employee Stock Purchase Plan, resulting from a participant’s periodic contribution of money to such plan(s) pursuant to payroll deduction elections. This Policy’s trading restrictions do apply, however, to elections participants may make under such plans that relate to AFG securities, including elections with respect to the investment of contributions, intra-plan transfers of an existing account balance between investment funds, loans, and distributions. 8. Questions and Contacts AFG General Counsel’s Office: Mark Weiss, General Counsel 513-579-2520 Joseph Alter, Deputy General Counsel 513-362-0158